Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this pre-effective amendment No. 3 to the Registration Statement on Form S-1 of our report dated September 7, 2010 relating to the consolidated financial statements of ZBB Energy Corporation for the year ended June 30, 2010, which report appears in the Company’s Annual Report on Form 10-K for the year ended June 30, 2011.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/PKF O’Connor Davies
A Division of O’Connor Davies, LLP

New York, New York
May 7, 2012
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